   As Filed With the Securities and Exchange Commission on September 25, 2001

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               QLOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       33-0537669
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

             26600 LAGUNA HILLS DRIVE, ALISO VIEJO, CALIFORNIA 92656
               (Address of Principal Executive Offices) (Zip Code)



           QLOGIC CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      QLOGIC CORPORATION STOCK AWARDS PLAN
                           (Full titles of the plans)

         Thomas R. Anderson, Vice President and Chief Financial Officer
                               QLogic Corporation
                            26600 Laguna Hills Drive
                          Aliso Viejo, California 92656
                     (Name and address of agent for service)

                                 (949) 389-6000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Nick E. Yocca, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                            Proposed Maximum    Proposed Maximum      Amount of
Title of Securities       Amount To Be       Offering Price         Aggregate        Registration
 To Be Registered          Registered         Per Share(1)       Offering Price         Fee(2)
=================================================================================================
Common Stock, $0.001    11,400,000 shares        $20.40           $232,560,000         $58,140
  par value(2)
=================================================================================================

(1) In accordance with Rule 457(h), the aggregate offering price of 11,400,000 shares of Common Stock which the Registrant is authorized to issue under the Awards Plan and the Director Plan is estimated solely for purposes of calculating the registration fee on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for the Common Stock on September 21, 2001, which was $20.40 per share using the average of the high and low price as of a date 5 business days before filing.

(2) Includes corresponding rights to acquire shares of the Registrant's Common Stock pursuant to the Rights Agreement, dated June 4 1996, as amended, between the Registrant and Harris Trust Company of California.

PAGE 1 OF 9 PAGES                                        EXHIBIT INDEX ON PAGE 9

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        All information required by Part I to be contained in the prospectus is omitted from this Registration Statement on Form S-8 in accordance with Rule 428 under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        This Registration Statement on Form S-8 registers shares of the Registrant's Common Stock which may be issued in connection with, or in respect of, the QLogic Corporation Stock Awards Plan, as amended ("Awards Plan"), of the Registrant. An aggregate of 13,800,000 shares (after giving effect to 2-for-1 stock splits on February 15, 1999, July 30, 1999 and February 8, 2001) of the Registrant's common stock issuable pursuant to the Awards Plan have previously been registered on Form S-8, Registration No. 33-75814, filed February 28, 1994, Form S-8, Registration No. 333-13137, filed October 1, 1996, and Form S-8, Registration No. 333-66407, filed October 30, 1998, and the contents of all of such registration statements are incorporated by reference except as revised herein. On June 25, 1999, the Registrant's Board of Directors amended the Awards Plan to further increase the number of shares issuable thereunder by 6,000,000 shares, from 13,800,000 shares to 19,800,000 shares, on June 21, 2000, the Registrant's Board of Directors further amended the Awards Plan to increase the number of shares issuable thereunder by 3,000,000 shares to 22,800,000 shares and on June 13, 2001, the Registrant's Board of Directors further amended the Awards Plan to increase the number of shares issuable thereunder by 2,000,000 shares to 24,800,000 shares. These amendments were adopted subject to stockholder approval, which was obtained at the Registrant's Annual Meetings of Stockholders held on September 28, 1999, September 18, 2000, and August 28, 2001, respectively. Pursuant to General Instruction E of Form S-8, this registration statement registers the additional 11,000,000 shares issuable under the Awards Plan.

        This Registration Statement on Form S-8 also relates to the QLogic Corporation Non-Employee Director Stock Option Plan ("Director Plan") of the Registrant. An aggregate of 1,600,000 shares (after giving effect to 2-for-1 stock splits on February 15, 1999, July 30, 1999 and February 8, 2001) of the Registrant's common stock issuable pursuant to the Director Plan have been previously registered on Form S-8, Registration No. 33-75814, filed February 28, 1994, and Form S-8, Registration No. 333-13137, filed October 1, 1996, and the contents of such registration statements is incorporated by reference except as revised herein. On June 21, 2000, the Registrant's Board of Directors amended the Director Plan to further increase the number of shares issuable thereunder by 200,000 shares from 1,600,000 shares to 1,800,000 shares and on June 13, 2001, the Registrant's Board of Directors further amended the Director Plan to increase the number of shares issuable thereunder by 200,000 shares, from 1,800,000 shares to 2,000,000 shares. These amendments were adopted subject to stockholder approval, which was obtained at the Registrant's Annual Meetings of Stockholders held on September 18, 2000 and August 28, 2001, respectively. Pursuant to General Instruction E of Form S-8, this registration statement registers the additional 400,000 shares issuable under the Director Plan.

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

        (a) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 33-75814) as filed with the Securities and Exchange Commission (the "Commission") on February 28, 1994;

        (b) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-13137) as filed with the Commission on October 1, 1996;

        (c) The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-66407), as filed with the Commission on October 30, 1998;

        (d) The Registrant's Annual Report on Form 10-K for its fiscal year ended April 1, 2001, filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on July 2, 2001;

        (e) The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended July 1, 2001, filed with the Commission under the Exchange Act on August 15, 2001;

        (f) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (d) above;

        (g) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 10 (Commission file number 0-23298) filed with the Commission under the Exchange Act on February 15, 1994;

        (h) The description of the Rights to Purchase Series A Junior Participating Preferred Stock (the "Rights") and of the Series A Junior Participating Preferred Stock, par value $0.001 per share, that is contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on June 19, 1996, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not Applicable

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Section 145 of the Delaware General Corporation law permits indemnification by the corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

        (b) The Restated Certificate of Incorporation, as amended, of the Registrant provides that the Registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the Registrant. The Company also carries directors and officers liability insurance.

        (c) The Company has entered into separate indemnification agreements with its directors and officers. These agreements require the Company, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Company), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

          Number                 Description
          ------                 -----------
             5.1      Opinion of Stradling Yocca Carlson & Rauth, a
                      Professional Corporation, Counsel to the Registrant.
          10.1.2      Form of QLogic Corporation Non-Employee Director
                      Stock Option Plan, as Amended.
          10.2.2      Form of QLogic Corporation Stock Awards Plan, As
                      Amended.
            23.1      Consent of Stradling Yocca Carlson & Rauth, a
                      Professional Corporation (included in the Opinion
                      filed as Exhibit 5.1).
            23.2      Consent of KPMG LLP, independent auditors.
            24.1      Power of Attorney (included on signature page to
                      the Registration Statement at page S-1).


Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on the 25th day of September, 2001.


                                            QLOGIC CORPORATION


                                            By: /s/ Thomas R. Anderson
                                                ------------------------
                                                Thomas R. Anderson
                                                Vice President and Chief
                                                Financial Officer

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of QLogic Corporation, do hereby constitute and appoint H.K. Desai and Thomas R. Anderson, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                        TITLE                              DATE
       ---------                        -----                              ----
/S/ H.K. DESAI               Chairman Of The Board Of Directors,     September 25, 2001
--------------------------   President and Chief Executive Officer
    H.K. DESAI               (Principal Executive Officer)


/S/ THOMAS R. ANDERSON       Vice President and Chief Financial      September 25, 2001
--------------------------   Officer (Principal Financial and
    THOMAS R. ANDERSON       Accounting Officer)


/s/ Michael R. Manning       Secretary and Treasurer                 September 25, 2001
--------------------------
    MICHAEL R. MANNING


       SIGNATURE                          TITLE                             DATE
       ---------                          -----                             ----
/s/ Larry Carter               Director                              September 25, 2001
----------------------------
    LARRY CARTER


/s/ Carol L. Miltner           Director                              September 25, 2001
----------------------------
    CAROL L. MILTNER


           *                   Director                              September 25, 2001
----------------------------
    GEORGE D. WELLS


/s/ Jim Fiebiger               Director                              September 25, 2001
----------------------------
    JIM FIEBIGER


/s/ Kenneth E. Hendrickson     Director                              September 25, 2001
----------------------------
    KENNETH E. HENDRICKSON


           *                                                         September 25, 2001
----------------------------
  * THOMAS R. ANDERSON
    AS ATTORNEY-IN-FACT

                                         EXHIBIT INDEX

                                                                                Sequential
        Number               Description                                        Page Number
        ------               -----------                                        -----------
          5.1      Opinion of Stradling Yocca Carlson & Rauth, a
                   Professional Corporation, Counsel to the Registrant.
       10.1.2      Form of QLogic Corporation Non-Employee Director Stock
                   Option Plan, as Amended.
       10.2.2      Form of QLogic Corporation Stock Awards Plan, As
                   Amended.
         23.1      Consent of Stradling Yocca Carlson & Rauth, a
                   Professional Corporation (included in the Opinion
                   filed as Exhibit 5.1).
         23.2      Consent of KPMG LLP, independent auditors.
         24.1      Power of Attorney (included on signature page to the
                   Registration Statement at page S-1).